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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549

                                   Form 8-K

               Current Report Pursuant to Section 13 or 15(d) of
                      The Securities Exchange Act of 1934

        Date of Report (Date of earliest event reported): July 8, 1999
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                       Building One Services Corporation
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                (Exact name of registrant specified in Charter)

    Delaware                      000-23421                    52-2054952
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 (State or other                 (Commission                (I.R.S. Employer
 jurisdiction of                 File Number)              Identification No.)
 incorporation)

800 Connecticut Avenue, N.W., Suite 1111, Washington, DC          20006
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        (Address of principal executive offices)                 Zip Code

            Registrant's telephone, including area code: 202/261-6000
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Item 5. Other Events.

     On July 8, 1999, Building One Services Corporation amended and restated its certificate of incorporation. This report is being filed, in part, to update the description of capital stock contained in our previous public filings. The amended and restated certificate of incorporation is attached hereto as Exhibit 3.01.

     We currently have 261,000,000 shares of authorized capital stock. The following description of our capital stock is only a summary. As a summary, it is not complete and is subject to the detailed provisions of, and is qualified in its entirety by reference to, our amended and restated certificate of incorporation, our amended and restated bylaws and the applicable provisions of Delaware General Corporation Law.

Common Stock

     We currently have 250,000,000 shares of authorized common stock. As of July 12, 1999, there were 22,229,599 shares of common stock outstanding. Our common stockholders of record are entitled to one vote for each share held on all matters submitted to a vote of the stockholders. In addition, the holders of our outstanding convertible subordinated debentures have voting rights. See "-- Convertible Subordinated Debentures." Cumulative voting is not permitted under our amended and restated certificate of incorporation. Our common stockholders are entitled to receive proportionately any dividends that the board of directors declares out of legally available funds.

     If we liquidate or dissolve our business, common stockholders will share proportionately in the assets remaining after we pay our creditors and any preferred stockholders. Common stockholders are not entitled to preemptive rights to subscribe for additional shares of capital stock and have no right to convert their shares into any other securities. In addition, no redemption or sinking fund provisions are applicable to our common stock. All of the outstanding shares of our common stock (and shares offered) are fully paid and nonassessable.

Preferred Stock

     We currently have 11,000,000 shares of authorized preferred stock. Article Four, Section (e) of the amended and restated certificate of incorporation authorizes the board of directors to create one or more series of preferred stock, to fix the authorized number of shares of any series and to fix the terms of any series, including the following:

     .   designation (naming) of the series;

     . the terms upon which shares will be entitled to dividends including the preference, if any, of such dividends payable on any other class or classes or any other series of stock;

     . the rights of holders of the series in the event of our liquidation, dissolution or winding up;
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     .   our rights, if any, to buy back (redeem) shares;

     . the terms of any of our obligations to purchase, redeem or retire shares or maintain a fund for such purposes;

     .   the voting rights, if any, of the shares of the series; and

     . the right, if any, to exchange or convert the shares of such series into shares of another series of preferred stock or any other class of stock.

     The issuance of preferred stock may adversely affect the voting and dividend rights, rights upon liquidation and other rights of the holders of our common stock. In addition, the issuance of preferred stock could be used in the future, under certain circumstances, as a method of discouraging, delaying, or preventing a change in control of the company. The provision authorizing the board to create a series of preferred shares is expected to have an anti-takeover effect, including possibly discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

Convertible Subordinated Debentures

     On April 30, 1999, Boss Investment LLC, an affiliate of the private investment firm of Apollo Management, L.P., acquired $100,000,000 in aggregate principal amount of our 7 1/2% convertible subordinated debentures. The convertible subordinated debentures will mature on April 30, 2012. Interest is payable quarterly. Through the fifth anniversary of their issuance, interest is payable in additional convertible subordinated debentures or, at the option of the company, in cash, except that from and after the third anniversary through the fifth anniversary, interest will be paid in cash if requested by a majority of the holders of the convertible subordinated debentures. Thereafter, interest is payable only in cash. The payment of interest in cash may be restricted by the terms of our other financing arrangements.

     The convertible subordinated debentures are convertible into shares of our common stock at an initial conversion price of $22.50 per $1,000 principal amount. The conversion price is subject to customary antidilution adjustments. Upon conversion of the convertible subordinated debentures, a holder will receive a number of shares of common stock equal to the principal amount of the convertible subordinated debentures being converted plus accrued interest thereon divided by the conversion price then in effect. If the convertible subordinated debentures are converted prior to the fifth anniversary of their issuance, the number of shares of common stock issuable on conversion will also give effect to the amount of interest that would have been paid on the convertible subordinated debentures through the fifth anniversary subject to a maximum of 30 months of additional interest unless such conversion is in connection with a change of control of the company.

     Our amended and restated certificate of incorporation entitles the holders of the convertible subordinated debentures to elect as a class three directors to our board of directors (or if the board has more than ten directors, no less than 30% of the board) and otherwise to vote on an as converted
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basis with the holders of shares of our common stock on all matters submitted to the holders of common stock.

     In the event of (i) a payment default, or any other default giving rise to a right to accelerate, under any indebtedness of the company and (ii) any material, intentional breach by the company of the agreements relating to the investment by Boss Investment, holders of the convertible subordinated debentures will be entitled to elect a majority of the board of directors until such time as such event ceases to exist. However, the holders' ability to exercise this right will be subject to certain notice and cure periods.

     So long as Boss Investment owns 50% of the outstanding convertible subordinated debentures, certain significant corporate actions will require the prior consent of Boss Investment. The significant corporate actions requiring such consent are:

          . mergers of the company, unless in connection with a "permitted acquisition;"

          . a recapitalization, liquidation or reorganization of the company's business or a material change in the company's business;

          . acquisitions or dispositions having an aggregate value in excess of $100 million;

          .        dividends;

          . acquisitions of capital stock or indebtedness junior to the convertible subordinated debentures;

          . the hiring, firing or amendment of the employment terms of our chief executive officer;

          . any increase in the size of the board of directors above ten directors unless designees of Boss Investment continue to comprise at least 30% of the board;

          . transactions with affiliates not in the ordinary course of business; and

          . any agreement that would restrict our ability to honor the rights of the holders of the convertible subordinated debentures.

In addition, Boss Investment has the preemptive right to acquire 50% of the shares of our common stock or convertible securities that we offer to sell in a private placement.

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Delaware Anti-takeover Law and Certain Provisions of our Amended and Restated
Certificate of Incorporation

     We are subject, as a Delaware corporation, to Section 203 of the Delaware General Corporation Law. Section 203 generally prohibits a publicly-held Delaware corporation from engaging in a "business combination" transaction with any "interested stockholder" for a period of three years following the date of the transaction on which the person became an "interested stockholder." For purposes of Section 203, an "interested stockholder" is a person who, together with its affiliates and associates, owns 15% or more of a company's voting stock. A "business combination" includes a merger, asset sale or other such transaction that results in a financial benefit to the interested stockholder.
Section 203 is subject to certain exceptions, such as transactions done with persons that became interested stockholders with the approval of your board of directors, such as Boss Investment, and transactions approved by the board and the holders of at least a majority of the outstanding shares of voting stock that is not owned by the "interested stockholder."

     Section 203 is designed to have an anti-takeover effect, including possibly discouraging takeover attempts that might result in a premium over the market price for the shares of our common stock.

     Our amended and restated certificate of incorporation permits us to eliminate the personal liability of our directors to us or you, the stockholders, for monetary damages for a breach of the director's fiduciary duty. However, we may not eliminate a director's personal liability for the following:

     .     for breach of the director's duty of loyalty;

     . for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law;

     .     for certain unlawful dividends and stock repurchases; or

     . for any transaction from which the director derived an improper personal benefit.

The effect of this provision is to eliminate our rights and the rights of our stockholders (through stockholder derivative suits brought on our behalf) to recover monetary damages against a director for breach of fiduciary duty except as described in the four situations above. If the Delaware General Corporation Law is later amended to authorize the further elimination or limitation of the liability of a director, then the liability of our directors shall be eliminated or limited to the fullest extent of the amended Delaware law.

Unanimous Written Consent

     Our amended and restated certificate of incorporation requires unanimous written consent if stockholder approval of a matter is solicited by written consent rather than at a meeting of stockholders. The requirement that stockholder action in writing be given by all of the stockholders makes it impractical for stockholders to act by written consent. This means that if an acquiror wanted to attempt to take over the company, action by written consent would be difficult for the acquiror to achieve and the acquiror would not be able to avoid a stockholder meeting on the
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takeover proposal. The need to hold a meeting provides the board with additional time to consider the takeover proposal and, as appropriate, negotiate with the would-be acquiror.

     We are not aware of any existing or planned effort on the part of any party to accumulate material amounts of our common stock, or to acquire control of our company by means of a merger, tender offer, solicitation in opposition to management or otherwise, or to change our management. We are aware that a number of unsolicited acquisition proposals in connection with takeover activities have employed, or have sought to employ, tactics which are designed to force a response by the target company through threats or attempts to secure action without a meeting and without affording a reasonable opportunity for the boards of directors of such companies to consider whether such proposals are in the best interests of its stockholders.

Transfer Agent and Registrar

     The transfer agent and registrar for the common stock is American Stock Transfer & Trust Company.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits.

(a) Financial Statements -- Incorporated by reference herein are the financial statements for Welcon Management Company and its subsidiary, Watson Electrical Construction Co., as of March 31, 1998, 1997 and 1996 and for the three year period ended March 31, 1998. These financial statements are attached hereto as
Exhibit 99.01.

(b) Pro Forma Financial Information -- (Not applicable).

(c) Exhibits.

     3.01 Amended and Restated Certificate of Incorporation of Building One Services Corporation.

    23.01        Consent of Bunch & Company, LLP.

    99.01 Financial Statements for Welcon Management Company and its subsidiary, Watson Electrical Construction Co.
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                                  SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                           BUILDING ONE SERVICES CORPORATION


Dated:  July 15, 1999                      By: /s/ F. Traynor Beck
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                                               F. Traynor Beck
                                               Executive Vice President,
                                               General Counsel and Secretary
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                                 EXHIBIT INDEX

Exhibit
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3.01    Amended and Restated Certificate of Incorporation of Building One
        Services Corporation.

23.01   Consent of Bunch & Company, LLP.

99.01 Financial Statements for Welcon Management Company and its subsidiary, Watson Electrical Construction Co.